Exhibit (d)(2)(b)

TRANSPARENT VALUE TRUST

AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT is made as of January 28, 2011 by and between Guggenheim Investment Management LLC (“GIM”) and Transparent Value Trust (the “Trust”).

WHEREAS, GIM AND the Trust have entered into an Expense Limitation Agreement (the “Agreement”) dated March 15, 2010;

WHEREAS, the Board of Trustees of the Trust approved on November 11, 2010, four (4) new series under the Trust; and

WHEREAS, in light of the foregoing, GIM and the Trust wish to modify the provisions of the Agreement to reflect revised Schedule A.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A will be replaced in its entirety with the attached Schedule A .

2.

Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, THIS Amendment has been executed by a duly authorized representative of each the parties hereto as of the date of this Amendment first set forth above.

GUGGENHEIM INVESTMENT MANAGEMENT LLC

By:	/s/ Stephen D. Sautel
Name:	Stephen D. Sautel
Title:	Senior Managing Director

TRANSPARENT VALUE TRUST

By:	/s/ Armen Arus
Name:	Armen Arus
Title:	President

SCHEDULE A

As Amended January 28, 2011

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Fund	Share Class	Maximum Annual Operating Expense Limit
Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Market Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Large-Cap Market Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Market Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Market Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Value Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Large-Cap Value Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Value Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Value Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Core Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Large-Cap Core Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Large-Cap Core Index	Class C Shares	2.10%
Transparent Value Dow Jones RBP U.S. Dividend Index	Class A Shares	1.50%
Transparent Value Dow Jones RBP U.S. Dividend Index	Class F-1 Shares	1.35%
Transparent Value Dow Jones RBP U.S. Dividend Index	Class I Shares	1.10%
Transparent Value Dow Jones RBP U.S. Dividend Index	Class C Shares	2.10%